Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

 In connection with the accompanying Quarterly Report on Form 10-Q of Resource Acquisition Group, Inc. for the period ending September 30, 2010, the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Resource Acquisition Group, Inc.

Date: November12, 2010

/s/ John C. Leo
John C. Leo Chief Executive Officer

/s/ Brian Zucker
Brian Zucker Chief Financial Officer